Exhibit 99.1

Quarterly Earnings Review

January 19, 2011

Table of Contents

Fourth Quarter 2010 Financial Highlights	2

Financial Summary/Key Metrics (Continuing operations)	3

Assets Under Management/Custody and Administration/Market Indices	4

Fee and Other Revenue	5

Net Interest Revenue	6

Noninterest Expense	7

Operations of Consolidated Asset Management Funds	8

Foreign Exchange and Other Trading Revenue	8

Investment Securities Portfolio	9

Capital	10

Nonperforming Assets	10

Allowance for Credit Losses, Provision and Net Charge-offs	11

Discontinued Operations	11

Review of Businesses	11

• Asset Management	12

• Wealth Management	13

• Asset Servicing	14

• Issuer Services	15

• Clearing Services	16

• Treasury Services	17

• Other	18

Supplemental Information – Explanation of Non-GAAP Financial Measures	19

Cautionary Statement	23

BNY Mellon 4Q10 Quarterly Earnings Review

FOURTH QUARTER 2010 FINANCIAL HIGHLIGHTS

	Income after tax from continuing operations (a)			EPS from continuing operations (a)(b)(c)
	(in millions)							4Q10 vs.
	4Q09	3Q10	4Q10	4Q09		3Q10	4Q10	4Q09	3Q10
Earnings:
Continuing operations – GAAP	$712	$625	$690	$0.59		$0.51	$0.55	(7)%	8%
Non-GAAP adjustments (a)	(45)	45	44	(0.04)		0.04	0.04

Subtotal Non-GAAP operating basis	667	670	734	0.55		0.55	0.59	7%	7%
Intangible amortization	66	70	72	0.06		0.06	0.06

Continuing operations – Non-GAAP	$733	$740	$806	$0.60	(d)	$0.61	$0.65	8%	7%

KEY POINTS (comparisons are unannualized 4Q10 vs. 3Q10 unless otherwise stated)

•	Operating earnings (excluding intangible amortization) increased 7%
-	Total revenue of $3.7 billion +14% year-over-year, +9% sequentially. (e)
-	Non-U.S. revenue (f) 38% +200 bps year-over-year.
-	Fee revenue +11%
-	Securities servicing fees +8%
-	Asset and wealth management fees +14% (a)
-	Foreign exchange trading revenue +29%
-	Net interest revenue increased due to higher average client deposits.
-	Noninterest expenses increased 8% including approximately $50 million of expenses primarily related to adjusting compensation to market levels, equipment write-offs and the anticipated settlement of a withholding tax matter.
-	Effective tax rate of 27.3% in the fourth quarter of 2010.
•	Record levels of AUC/A and AUM
-	Record levels of AUC/A and AUM in 4Q10 reflect the impact of higher equity markets and new business, partially offset by the decline in the fixed income markets and the relative strength of the U.S. dollar.
-	AUC/A of $25.0 trillion, up 12% year-over-year, driven by the GIS and BAS acquisitions, as well as higher market values and new business.
-	AUM of $1.17 trillion, up 5% year-over-year reflecting higher market values and new business.
-	Long-term inflows of $9 billion in 4Q10.
-	Short-term inflows of $6 billion in 4Q10.
•	Strong asset quality
-	Provision for credit losses of $(22) million, unchanged.
-	Criticized assets decreased 32% in 4Q10.
•	Capital
-	Continued capital generation – Tier 1 common up $576 million, or 5%, compared with Sept. 30, 2010.
-	Tier 1 13.4% +120 bps, Tier 1 common 11.8% +110 bps

(a)	See Supplemental information beginning on page 19 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $6 million in the fourth quarter of 2009, $5 million in the third quarter of 2010 and $6 million in the fourth quarter of 2010.
(c)	Average fully diluted shares increased 2% in the fourth quarter of 2010 due to the common equity issuance in mid-September 2010.
(d)	Does not foot due to rounding.
(e)	Total revenue on a GAAP basis is presented on page 3.
(f)	Includes fee revenue, net interest revenue and income of consolidated asset management funds, net of noncontrolling interests.

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BNY Mellon 4Q10 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common	4Q09	1Q10		2Q10		3Q10	4Q10		4Q10 vs.
shares in thousands)									4Q09	3Q10
Revenue:
Fee and other revenue – GAAP	$2,577	$2,529		$2,555		$2,668	$2,972
Less: Net securities gains	15	7		13		6	1

Total fee revenue – GAAP	$2,562	$2,522		$2,542		$2,662	$2,971		16%	12%
Income of consolidated asset management funds, net of noncontrolling interests	—	41	(a)	32	(a)	49 (a)	45	(a)
Total fee revenue – Non-GAAP	2,562	2,563		2,574		2,711	3,016		18	11
Net interest revenue – GAAP	724	765		722		718	720		(1)	—
Total revenue excluding net securities gains – Non-GAAP	3,286	3,328		3,296		3,429 (b)	3,736	(b)	14	9
Total revenue – GAAP	3,301	3,359		3,342		3,423	3,751		14	10
Provision for credit losses	$65	$35		$20		$(22)	$(22)

Expense:
Noninterest expense – GAAP	$2,564	$2,440		$2,316		$2,611	$2,803
Less: Special litigation reserves	N/A	164		N/A		N/A	N/A
M&I expenses	52	26		14		56	43
Restructuring charges	139	7		(15)		15	21
Amortization of intangible assets	107	97		98		111	115
Total noninterest expense – Non-GAAP	2,266	2,146		2,219		2,429 (b)	2,624	(b)	16	8

Income:
Income (loss) from continuing operations before income taxes	672	884		1,006		834	970
Provision (benefit) for income taxes	(41)	258		304		220	265
Income from continuing operations	$713	$626		$702		$614	$705		(1)%	15%
Net (income) loss attributable to noncontrolling interests	(1)	(25	)(a)	(34	)(a)	11 (a)	(15	)(a)

Net income from continuing operations	712	601		668		625	690
Net income from discontinued operations	(119)	(42)		(10)		(3)	(11)

Net income applicable to common shareholders’ of The Bank of New York Mellon Corporation	$593	$559		$658		$622	$679

Key Metrics (Continuing operations):
Pre-tax operating margin – GAAP (c)	20%	26%		30%		24%	26%
Non-GAAP adjusted (c)	29%	34%		32%		30%	30%

Return on common equity (annualized) – GAAP (c)	9.8%	8.2%		8.8%		7.8%	8.5%
Non-GAAP adjusted (c)	10.1%	10.6%		9.5%		9.2%	9.9%

Return on tangible common equity (annualized)
Non-GAAP (c)	33.0%	25.8%		25.7%		26.3%	27.5%
Non-GAAP adjusted (c)	31.1%	30.2%		25.4%		27.8%	29.1%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	75%		76%		78%	79%

Percentage of non-U.S. fee, net interest revenue and income of consolidated asset management funds, net of noncontrolling interests	36%	35%		35%		36%	38%

Period end:
Employees	42,200	42,300		42,700		47,700	48,000
Market capitalization	$33,783	$37,456		$29,975		$32,413	$37,494
Common shares outstanding	1,207,835	1,212,941		1,214,042		1,240,454	1,241,530
(a)	Includes income of $(24) million, income of $(33) million, a loss of $12 million and income of $(14) million of noncontrolling interests related to consolidated asset management funds in the first, second, third and fourth quarters of 2010, respectively.
(b)	Includes total revenue of $237 million in the third quarter of 2010 and $253 million in the fourth quarter of 2010 and noninterest expense of $185 million in the third quarter of 2010 and $196 million in the fourth quarter of 2010 from the GIS and BAS acquisitions.
(c)	See Supplemental information beginning on page 19 for GAAP to Non-GAAP reconciliations.
N/A	– Not applicable.

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BNY Mellon 4Q10 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
						4Q09	3Q10
Market value of assets under management at period-end (in billions)	$1,115	$1,105	$1,047	$1,141	$1,172	5%	3%

Market value of assets under custody and administration at period-end (in trillions)	$22.3	$22.4	$21.8	$24.4	$25.0	12%	2%

Market value of securities on loan at period-end (in billions) (a)	$247	$253	$248	$279	$278	13%	—%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing business.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management in Asset and Wealth Management businesses
(in billions)	4Q09	1Q10	2Q10	3Q10	4Q10 (a)
Beginning balance of market value of assets under management	$966	$1,115	$1,105	$1,047	$1,141
Net inflows:
Long-term	14	16	12	11	9
Money market	(22)	(25)	(17)	18	6
Total net inflows	(8)	(9)	(5)	29	15
Acquisitions	147 (b)	—	—	—	—
Net market/currency impact	10	(1)	(53)	65	16
Ending balance of market value of assets under management	$1,115	$1,105	$1,047	$1,141	$1,172
(a)	Preliminary.
(b)	Primarily includes acquisition of Insight ($138 billion) and 20% interest in Sigular Guff ($8 billion).

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period end (a)
	4Q09	1Q10	2Q10	3Q10	4Q10
Equity	31%	32%	30%	31%	32%
Money market	32	30	30	30	29
Fixed income	21	21	23	22	21
Alternative investments and overlay	16	17	17	17	18
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
						4Q09	3Q10
S&P 500 Index (a)	1115	1169	1031	1141	1258	13%	10%
S&P 500 Index-daily average	1088	1123	1135	1095	1204	11	10
FTSE 100 Index (a)	5413	5680	4917	5549	5900	9	6
FTSE 100 Index-daily average	5235	5431	5361	5312	5760	10	8
NASDAQ Composite Index (a)	2269	2398	2109	2369	2653	17	12
Lehman Brothers Aggregate BondSM Index (a)	301	300	299	329	323	7	(2)
MSCI EAFE® Index (a)	1581	1584	1348	1561	1658	5	6
NYSE Share Volume (in billions)	112	103	140	104	98	(13)	(6)
NASDAQ Share Volume (in billions)	131	143	159	129	121	(8)	(6)
(a)	Period end.

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BNY Mellon 4Q10 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue	4Q09	1Q10		2Q10		3Q10		4Q10		4Q10 vs.
(dollar amounts in millions)										4Q09	3Q10
Securities servicing fees:
Asset servicing	$621	$608		$622		$832		$877		41%	5%
Securities lending revenue	29	29		46		38		37		28	(3)
Issuer services	368	333		354		364		409		11	12
Clearing services	223	230		245		252		278		25	10
Total securities servicing fees	1,241	1,200		1,267		1,486		1,601		29	8
Asset and wealth management fees	746	686		686		696		800		7	15
Foreign exchange and other trading revenue	246	262		220		146		258		5	77
Treasury services	134	131		125		132		129		(4)	(2)
Distribution and servicing	57	48		51		56		55		(4)	(2)
Financing-related fees	57	50		48		49		48		(16)	(2)
Investment and other income	81	145		145		97		80		(1)	(18)
Total fee revenue – GAAP	$2,562	$2,522		$2,542		$2,662		$2,971		16%	12%
Income of consolidated asset management funds, net of noncontrolling interests	—	41	(a)	32	(a)	49	(a)	45	(a)	N/M	(8)
Total fee revenue – Non-GAAP	$2,562	$2,563		$2,574		$2,711	(b)	$3,016	(b)	18%	11%
Net securities gains	15	7		13		6		1		N/M	N/M
Total fee and other revenue – Non-GAAP (b)	$2,577	$2,570		$2,587		$2,717		$3,017		17%	11%
Fee revenue as a percentage of total revenue excluding net securities gains	78%	75%		76%		78%		79%
(a)	Includes $25 million, $29 million, $36 million and $35 million previously included in asset and wealth management fees and $16 million, $3 million, $13 million and $10 million previously included in investment and other income for the first, second, third and fourth quarters of 2010, respectively. See page 8.
(b)	Total fee and other revenue on a GAAP basis was $2,577 million, $2,529 million, $2,555 million, $2,668 million and $2,972 million, respectively. Total fee revenue from the Acquisitions was $234 million in the third quarter of 2010 and $246 million in the fourth quarter of 2010.

N/M - Not meaningful.

KEY POINTS

•

Asset servicing fees – Year-over-year and sequential results were positively impacted by higher market values, new business and asset inflows from existing clients. The year-over-year increase was primarily driven by the impact of the GIS and BAS acquisitions (collectively, “the Acquisitions”).

•

Issuer services fees – The increases year-over-year and sequentially reflect higher Depositary Receipts revenue resulting from higher corporate action fees, partially offset by lower Corporate Trust fee revenue reflecting continued weakness in the structured debt markets.

•

Clearing services fees – The year-over-year increase resulted from the impact of the GIS acquisition, strong growth in mutual fund assets and positions, higher market values and new business. The sequential increase resulted from increased daily average revenue trades, higher market values and new business.

•

Asset and wealth management fees totaled $800 million in the fourth quarter of 2010, up 15% (unannualized) sequentially. Adjusted for performance fees and income from consolidated asset management funds, net of noncontrolling interests, these fees totaled $762 million, an increase of 11% compared with the prior year period and 6% (unannualized) sequentially (see page 20). The year-over-year increase was primarily due to higher market values and net new business. The sequential increase was primarily due to higher equity market values and net new business.

•

Foreign exchange and other trading revenue totaled $258 million compared with $246 million in the prior year period and $146 million in the third quarter of 2010. In the fourth quarter of 2010, foreign exchange revenue totaled $206 million, an increase of 29% (unannualized) sequentially and 2% year-over-year. The sequential increase was driven by increased volumes, new business and higher volatility. Other trading revenue was $52 million in the fourth quarter of 2010, an increase of $7 million compared with the fourth quarter of 2009 and $66 million compared with the third quarter of 2010. The sequential increase was largely driven by an improvement in fixed income and derivatives trading.

•

Investment and other income totaled $80 million compared with $81 million in the prior year period and $97 million in the third quarter of 2010. The sequential decrease primarily reflects lower foreign currency translation and seed capital revenue, and gains on the sales of assets in the third quarter of 2010.

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BNY Mellon 4Q10 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						4Q10 vs.
(dollar amounts in millions)	4Q09	1Q10	2Q10	3Q10	4Q10	4Q09		3Q10
Net interest revenue (non-FTE)	$724	$765	$722	$718	$720	(1)%		—%
Net interest revenue (FTE)	729	770	727	723	724	(1)		—
Net interest margin (FTE)	1.77%	1.89%	1.74%	1.67%	1.54%	(23	) bps	(13	) bps
Selected average balances:
Cash/interbank investments	$71,173	$71,788	$73,673	$74,803	$82,000	15%		10%
Trading account securities	2,090	2,075	2,752	3,194	2,698	29		(16)
Securities	55,573	55,352	54,030	57,993	65,370	18		13
Loans	35,239	34,214	36,664	36,769	37,529	6		2

Interest-earning assets	164,075	163,429	167,119	172,759	187,597	14		9
Interest-bearing deposits	98,404	101,034	99,963	104,033	111,776	14		7
Noninterest-bearing deposits	34,991	33,330	34,628	33,198	39,625	13		19

Selected average yields/rates:
Cash/interbank investments	0.94%	0.89%	0.82%	0.83%	0.98%
Trading account securities	2.53	2.49	2.62	2.57	3.02
Securities	3.36	3.67	3.62	3.41	3.02
Loans	2.38	2.46	2.30	2.23	2.12
Interest-earning assets	2.09	2.18	2.08	2.03	1.95
Interest-bearing deposits	0.12	0.16	0.17	0.19	0.22
Average cash/interbank investments as a percentage of average interest-earning assets	43%	44%	44%	43%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	21%	20%	21%	19%	21%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $720 million in 4Q10 a decrease of $4 million compared with 4Q09 as higher average interest-earnings assets and a higher yield on the restructured investment securities portfolio were offset by lower spreads. The sequential increase in net interest revenue was primarily driven by higher average interest-earning assets which resulted from a temporary increase in short-term client deposits during the quarter.

•

The net interest margin (FTE) was 1.54% in 4Q10, compared with 1.67% in 3Q10 and 1.77% in 4Q09. The spike in short-term deposits negatively impacted the net interest margin by approximately 10 basis points in the fourth quarter of 2010.

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BNY Mellon 4Q10 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense	4Q09	1Q10	2Q10	3Q10		4Q10		4Q10 vs.
(dollar amounts in millions)								4Q09	3Q10
Staff:
Compensation	$766	$753	$763	$850		$871		14%	2%
Incentives	266	284	272	289		348		31	20
Employee benefits	189	183	199	205		198		5	(3)
Total staff	1,221	1,220	1,234	1,344		1,417		16	5
Professional, legal and other purchased services	278	241	256	282		320		15	13
Software and equipment	178	169	162	187		207		16	11
Net occupancy	141	137	143	150		158		12	5
Distribution and servicing	91	89	90	94		104		14	11
Business development	76	52	68	63		88		16	40
Sub-custodian	55	52	65	60		70		27	17
Other	226	186	201	249		260		15	4
Subtotal	2,266	2,146	2,219	2,429	(a)	2,624	(a)	16	8
Special litigation reserves	N/A	164	N/A	N/A		N/A		N/M	N/M
Amortization of intangible assets	107	97	98	111		115		7	4
Restructuring charges	139	7	(15)	15		21		N/M	N/M
M&I expenses	52	26	14	56		43		(17)	(23)
Total noninterest expense	$2,564	$2,440	$2,316	$2,611		$2,803		9%	7%
Total staff expense as a percentage of total revenue	37%	36%	37%	39%		38%
(a)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010 and $196 million in the fourth quarter of 2010.

N/A – Not applicable.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding restructuring charges, M&I expenses and amortization of intangible assets) (Non-GAAP) increased 16% compared with the prior year period and 8% sequentially. Both increases were driven by the following factors:

-	The Acquisitions impacted virtually all expense categories year-over-year.

-	The fourth quarter of 2010 includes approximately $50 million of expenses primarily related to the full-year impact of adjusting compensation to market levels, the write-off of equipment and the anticipated settlement of a withholding tax matter with the Internal Revenue Service.

-	Incentive expenses both year-over-year and sequentially were also impacted by higher performance fees.

-	The sequential increase in professional, legal and other purchased services also reflects costs related to re-engineering efforts, higher legal expenses and reimbursable out-of-pocket expenses.

-	Distribution and servicing and subcustodian expenses increased year-over-year and sequentially in support of new business growth and increased activity levels.

-	Business development expense increased year-over-year and sequentially in support of new business.

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BNY Mellon 4Q10 Quarterly Earnings Review

OPERATIONS OF CONSOLIDATED ASSET MANAGEMENT FUNDS

On Jan. 1, 2010, we adopted ASC 810 (SFAS No. 167). Adoption of this standard resulted in an increase in consolidated total assets on our balance sheet at Dec. 31, 2010 of $14.6 billion, or approximately 7% from Dec. 31, 2009.

We also separately disclosed the following on the income statement.

Income from consolidated asset management funds, net of noncontrolling interests (in millions)	1Q10	2Q10	3Q10	4Q10
Operations of consolidated asset management funds	$65	$65	$37	$59
Less: Noncontrolling interest of consolidated asset management funds	24	33	(12)	14
Income from consolidated asset management funds, net of noncontrolling interests	$41	$32	$49	$45

These line items were previously disclosed on the income statement as:

(in millions)	1Q10	2Q10	3Q10	4Q10
Asset and wealth management revenue	$25	$29	$36	$35
Investment and other income	16	3	13	10
Total	$41	$32	$49	$45

FOREIGN EXCHANGE AND OTHER TRADING REVENUE

Foreign exchange and other trading revenue (in millions)	4Q09	1Q10	2Q10	3Q10	4Q10
Foreign exchange	$201	$175	$246	$160	$206
Fixed income	54	80	(32)	(7)	39
Credit derivatives (a)	(11)	(2)	4	(6)	(3)
Other	2	9	2	(1)	16
Total	$246	$262	$220	$146	$258
(a)	Used as economic hedges of loans.

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BNY Mellon 4Q10 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2010, the fair value of our investment securities portfolio totaled $66.4 billion. The unrealized pre-tax gain on our total securities portfolio was $353 million at Dec. 31, 2010 compared with $629 million at Sept. 30, 2010 and an unrealized pre-tax loss of $1.0 billion at Dec. 31, 2009. The Grantor Trust established in December 2009 was unwound in December 2010. The investment securities previously included in the Grantor Trust were marked down to approximately 60% of face value in 2009. At Dec. 31, 2010, these securities were trading above adjusted amortized cost with a total unrealized pre-tax gain of $578 million.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	Sept. 30, 2010	4Q10 change in unrealized gain/ (loss)	Dec. 31, 2010			Fair value as a % of Amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)	Fair value		Amortized cost	Fair value				AAA/ AA-	A+/A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating rate notes (c)	$4,898	$(14)	$5,067	$4,636		91%	$(431)	94%	6%	—%	—%	—%
Commercial MBS	2,355	(12)	2,225	2,281		102	56	92	5	3	—	—
Prime RMBS	1,480	7	1,454	1,373		93	(81)	52	14	7	27	—
Alt-A RMBS	704	9	690	671		74	(19)	28	5	1	66	—
Subprime RMBS	526	25	724	533		73	(191)	65	12	7	16	—
Credit cards	514	2	512	517		99	5	2	97	1	—	—
Other	339	7	308	331		48	23	3	1	24	19	53
Total Watch list (b)	10,816	24	10,980	10,342		89	(638)	75	11	3	9	2
Agency RMBS	19,662	(142)	19,780	20,157		102	377	100	—	—	—	—
Sovereign debt/ sovereign guaranteed	8,851	(24)	8,536	8,585		100	49	100	—	—	—	—
U.S. Treasury securities	8,810	(167)	12,650	12,635		100	(15)	100	—	—	—	—
Alt-A RMBS (d)	2,543	60	2,164	2,513		66	349	3	4	3	90	—
Prime RMBS (d)	1,909	31	1,626	1,825		76	199	2	3	—	95	—
Subprime RMBS (d)	155	2	128	158		71	30	14	—	—	86	—
Foreign covered bonds	3,023	(26)	2,884	2,868		99	(16)	100	—	—	—	—
FDIC-insured debt	2,601	(13)	2,428	2,474		102	46	100	—	—	—	—
U.S. Government agency debt	1,206	(10)	1,007	1,005		100	(2)	100	—	—	—	—
Other	2,488	(11)	3,833	3,807		99	(26)	52	5	4	1	38
Total investment securities	$62,064	$(276)	$66,016	$66,369	(e)	96%	$353 (e)	87%	2%	1%	8%	2%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS, and other securities.
(d)	These RMBS were previously included in the Grantor Trust and were marked to market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(e)	Includes a $60 million unrealized gain on derivatives hedging securities available for sale.

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BNY Mellon 4Q10 Quarterly Earnings Review

CAPITAL

Capital ratios (a)	Dec. 31, 2009	Sept. 30, 2010	Dec. 31, 2010
Tier 1 capital ratio	12.1%	12.2%	13.4%
Total (Tier 1 plus Tier 2) capital ratio	16.0	15.8	16.4
Leverage capital ratio	6.5	5.9	5.8
Common shareholders’ equity to total assets ratio (b)	13.7	12.7	13.1
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (b)	5.2	5.3	5.8
Tier 1 common equity to risk-weighted assets ratio (b)	10.5	10.7	11.8
(a)	Includes discontinued operations. Preliminary.

(b)	See the Supplemental information section beginning on page 19 for a calculation of these ratios.

The increase in the capital ratios sequentially primarily resulted from earnings retention and lower risk-weighted assets. The increase from Dec. 31, 2009 primarily reflects earnings retention, the third quarter 2010 common equity issuance of $677 million and lower risk-weighted assets, partially offset by the impact of the Acquisitions.

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	Dec. 31, 2009	Sept. 30, 2010		Dec, 31, 2010
Loans:
Other residential mortgages	$190	$238		$244
Wealth management	58	66		59
Commercial real estate	61	39		44
Commercial	65	35		34
Financial institutions	172	16		12
Total nonperforming loans	546	394		393
Other assets owned	4	7		6
Total nonperforming assets	$550	$401	(a)	$399	(a)
Nonperforming assets ratio	1.5%	1.1%		1.1%
Allowance for loan losses/nonperforming loans	92.1	135.5		126.7
Total allowance for credit losses/nonperforming loans	115.0	154.3		145.3
(a)	The adoption of ASC 810 resulted in BNY Mellon consolidating loans of consolidated asset management funds of $13.3 billion at Sept. 30, 2010 and $13.8 billion at Dec. 31, 2010 into trading assets. These loans are not part of BNY Mellon’s loan portfolio. Included in these loans are $231 million and $218 million of nonperforming loans, respectively. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Page - 10

BNY Mellon 4Q10 Quarterly Earnings Review

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	Dec. 31 2009	Sept. 30, 2010	Dec. 31, 2010
Allowance for credit losses – beginning of period	$596	$645	$608
Provision for credit losses	65	(22)	(22)
Net (charge-offs) recoveries:
Other residential mortgages	(17)	(11)	(14)
Financial institutions	(5)	—	(1)
Commercial	(9)	(4)	2
Commercial real estate	(2)	—	(2)
Total net (charge-offs) recoveries	(33)	(15)	(15)
Allowance for credit losses – end of period	$628	$608	$571
Allowance for loan losses	$503	$534	$498
Allowance for unfunded commitments	125	74	73

The provision for credit losses was a credit of $22 million in the fourth quarter of 2010 compared with a credit of $22 million in the third quarter of 2010 and a charge of $65 million in the fourth quarter of 2009. The credit in the provision in the fourth quarter of 2010 primarily reflects the repayment of a loan to an asset manager that had previously filed for bankruptcy. The decrease in the provision compared with the fourth quarter of 2009 also reflects a reduction in criticized assets. Criticized assets decreased 32% in the fourth quarter of 2010 and 66% in the full-year 2010. During the fourth quarter of 2010, the total allowance for credit losses decreased $37 million and net charge-offs totaled $15 million.

DISCONTINUED OPERATIONS

On Jan. 15, 2010, BNY Mellon sold Mellon United National Bank (“MUNB”), a national bank subsidiary located in Florida. We have applied discontinued operations accounting to this business. The income statements for all periods in this Earnings Review are presented on a continuing operations basis. In the fourth quarter of 2010, we recorded an after-tax loss on discontinued operations of $11 million, primarily reflecting lower of cost or market write-downs on the retained MUNB loans held for sale.

REVIEW OF BUSINESSES

See BNY Mellon’s 2009 Annual Report for information on the accounting principles of our businesses. In addition, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses.

Page - 11

BNY Mellon 4Q10 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through various asset management boutiques to institutional and individual investors)

(dollar amounts in millions, unless otherwise noted)	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
						4Q09	3Q10
Revenue:
Asset and wealth management:
Mutual funds	$277	$249	$254	$270	$293	6%	9%
Institutional clients	226	265	262	264	283	25	7
Private clients	38	38	37	38	38	—	—
Performance fees	59	13	19	16	75	27	N/M
Total asset and wealth management revenue	600	565	572	588	689	15	17
Distribution and servicing	56	47	49	52	53	(5)	2
Other	6	17	—	9	3	N/M	N/M
Total fee and other revenue (a)	662	629	621	649	745	13	15
Net interest revenue	3	—	1	(2)	—	N/M	N/M
Total revenue	665	629	622	647	745	12	15
Noninterest expense (ex. amortization of intangible assets and support agreement charges)	447	433	458	458	513	15	12
Income before taxes (ex. amortization of intangible assets and support agreement charges)	218	196	164	189	232	6	23
Amortization of intangible assets	56	50	50	50	51	(9)	2
Support agreement charges	—	—	(7)	26	—	N/M	N/M
Income before taxes	$162	$146	$121	$113	$181	12%	60%
Pre-tax operating margin	24%	23%	19%	17%	24%
Pre-tax operating margin (ex. amortization of intangible assets) (b)	33%	31%	27%	25%	31%
Market value of assets under management at period-end (in billions)	$1,045	$1,034	$980	$1,071	$1,107	6%	3%
Assets under management-net inflows (outflows):
Long-term (in billions)	$13	$15	$13	$11	$9
Money market (in billions)	$(22)	$(25)	$(17)	$18	$6
(a)	See Operations of consolidated asset management funds on page 8 for the impact of noncontrolling interests on the income statement.
(b)	The pre-tax operating margin, excluding amortization of intangible assets and support agreement charges was 33% for 4Q09, 31% for 1Q10, 26% for 2Q10, 29% for 3Q10 and 31% for 4Q10.

N/M – Not meaningful.

KEY POINTS

•	Asset Management generated 300 basis points of positive operating leverage sequentially, excluding amortization of intangible assets and support agreement charges.
•

Total revenue was up 12% year-over-year and 15% (unannualized) sequentially. The year-over-year increase reflects improved market values and net new business. The sequential increase reflects seasonally higher performance fees, improved equity market values and net new business. Asset and wealth management fees, excluding performance fees, increased 13% year-over-year and 7% (unannualized) sequentially.

•

Net long-term inflows were $9 billion and short-term inflows were $6 billion in 4Q10. Long-term inflows benefited from strength in institutional fixed income and global equity products and a record level of flows in retail funds.

•

Noninterest expense (ex. amortization of intangible assets and support agreement charges) increased 15% year-over-year and 12% (unannualized) sequentially. Both increases primarily resulted from higher incentive expense resulting from an increase in performance fees, as well as the full-year impact of adjusting compensation to market levels and higher volume driven distribution and servicing expenses.

•	54% non-U.S. revenue in 4Q10 vs. 52% in 4Q09.

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BNY Mellon 4Q10 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals, families, endowments and foundations and related entities)

(dollar amounts in millions,	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
unless otherwise noted)						4Q09	3Q10
Revenue:
Asset and wealth management	$136	$136	$134	$133	$137	1%	3%
Other	15	10	13	11	16	7	45
Total fee and other revenue	151	146	147	144	153	1	6
Net interest revenue	46	55	56	58	58	26	—
Total revenue	197	201	203	202	211	7	4
Provision for credit losses	1	—	—	—	2	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	138	136	145	140	154	12	10
Income before taxes (ex. amortization of intangible assets)	58	65	58	62	55	(5)	(11)
Amortization of intangible assets	11	9	9	9	9	(18)	—
Income before taxes	$47	$56	$49	$53	$46	(2)%	(13)%

Pre-tax operating margin	24%	28%	24%	26%	22%
Pre-tax operating margin (ex. amortization of intangible assets)	29%	32%	28%	31%	26%

Average loans	$6,191	$6,302	$6,350	$6,503	$6,644	7%	2%
Average deposits	$6,804	$7,310	$7,991	$8,416	$9,094	34%	8%

Market value of total client assets under management and custody at period end (in billions)	$154	$157	$150	$161	$166	8%	3%
N/M	– Not meaningful.

KEY POINTS

•	Total revenue increased 7% year-over-year and 4% (unannualized) sequentially due to organic growth and higher equity markets.
•

Total fee and other revenue increased 1% compared with 4Q09 and 6% (unannualized) sequentially. Both increases were due to higher equity markets, higher capital markets fees and the I3 Wealth Advisors acquisition.

•

Total client assets were $166 billion at Dec. 31, 2010, up 8%, year-over year and 3% sequentially. The year-over-year increase reflects market appreciation, the I3 Wealth Advisors acquisition and new business. The sequential increase reflects market appreciation and new business.

•

Net interest revenue increased 26% year-over-year and was unchanged sequentially. The year-over-year increase was due to high quality loan growth, higher deposit levels and the higher yield related to the restructured investment securities portfolio. Average loans increased 7% year-over-year and 2% (unannualized) sequentially. Average deposit levels increased 34% year-over-year and 8% (unannualized) sequentially.

•

Noninterest expense (excluding amortization of intangible assets) increased 12% compared to 4Q09 and 10% (unannualized) sequentially. Both increases were driven by increased marketing, efficiency driven technology investments, litigation expenses and the I3 Wealth Advisors acquisition.

•	Wealth Management has office sites in 17 states and 4 countries, including 16 of the top 25 domestic wealth markets.

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BNY Mellon 4Q10 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions,	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
unless otherwise noted)						4Q09	3Q10
Revenue:
Securities servicing fees – asset servicing	$581	$569	$586	$802	$847	46%	6%
Securities lending revenue	25	24	30	26	26	4	—
Foreign exchange and other trading revenue	177	170	207	135	181	2	34
Other	33	35	83	42	46	39	10
Total fee and other revenue	816	798	906	1,005	1,100	35	9
Net interest revenue	205	210	216	216	222	8	3
Total revenue	1,021	1,008	1,122	1,221	1,322	29	8
Noninterest expense (ex. amortization of intangible assets and support agreement charges)	788	740	765	907	966	23	7
Income before taxes (ex. amortization of intangible assets and support agreement charges)	233	268	357	314	356	53	13
Amortization of intangible assets	6	6	5	18	18	N/M	—
Support agreement charges	(5)	(23)	16	(11)	(8)	N/M	N/M
Income before taxes	$232	$285	$336	$307	$346	49%	13%

Pre-tax operating margin	23%	28%	30%	25%	26%
Pre-tax operating margin (ex. amortization of intangible assets)	23%	29%	30%	27%	28%

Market value of securities on loan at period end (in billions) (a)	$247	$253	$248	$279	$278	13%	—%

Average deposits	$51,755	$52,183	$55,343	$57,849	$61,789	19%	7%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing businesses.
N/M	– Not meaningful.

KEY POINTS

•

Securities servicing fees increased 46% compared with 4Q09 and 6% (unannualized) sequentially. The year-over-year and sequential increases reflect higher market values, new business and asset inflows from existing clients. The year-over-year increase was primarily driven by the impact of the Acquisitions.

•	Foreign exchange and other trading revenue increased 2% compared with 4Q09 and 34% (unannualized) sequentially. Both increases reflect increased volumes, new business and higher volatility.
•

Net interest revenue increased 8% year-over-year and 3% (unannualized) sequentially. The increase compared with 4Q09 resulted from the higher yield related to the restructured investment securities portfolio and higher deposit levels, partially offset by narrower spreads on deposits. The sequential increase primarily reflects higher deposit levels.

•

Noninterest expense (excluding amortization of intangible assets and support agreement charges) increased 23% compared with 4Q09 and 7% (unannualized) sequentially. The year-over-year increase was impacted by the Acquisitions and expenses in support of new business growth. The increase sequentially reflects expenses in support of business growth and a full-quarter impact of the BAS acquisition.

•	4Q10 new business wins totaled $350 billion in assets (win rate of 64%).
•	40% non-U.S. revenue in 4Q10 vs. 41% in 4Q09.

Page - 14

BNY Mellon 4Q10 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions)	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
						4Q09	3Q10
Revenue:
Securities servicing fees - issuer services	$367	$333	$353	$364	$409	11%	12%
Other	43	25	27	35	30	(30)	(14)
Total fee and other revenue	410	358	380	399	439	7	10
Net interest revenue	203	252	216	204	231	14	13
Total revenue	613	610	596	603	670	9	11
Noninterest expense (ex. amortization of intangible assets)	318	304	318	304	345	8	13
Income before taxes (ex. amortization of intangible assets)	295	306	278	299	325	10	9
Amortization of intangible assets	20	20	21	21	21	5	—
Income before taxes	$275	$286	$257	$278	$304	11%	9%

Pre-tax operating margin	45%	47%	43%	46%	45%
Pre-tax operating margin (ex. amortization of intangible assets)	48%	50%	47%	50%	48%

Number of depositary receipt programs	1,330	1,336	1,345	1,353	1,363	2%	1%
Average deposits	$47,320	$48,470	$44,560	$44,085	$51,760	9%	17%

KEY POINTS

•	Total revenue increased 9% compared to 4Q09 and 11% (unannualized) sequentially:

•

Corporate Trust – Total revenue increased year-over-year and sequentially. The year-over-year increase resulted from higher net interest revenue which was driven by the higher yield on the restructured investment securities portfolio and an increase in customer deposit balances, partially offset by the weakness in the structured debt markets. The sequential increase reflects higher net interest revenue driven by an increase in customer deposit balances.

•

Depositary Receipts – Total revenue increased year-over-year and sequentially primarily due to higher issuance and seasonal corporate action fees, as well as new business. Depositary Receipt issuances have exceeded cancellations for seven consecutive quarters.

•

Shareowner Services – Total revenue decreased year-over-year and increased sequentially. The year-over-year decline reflects lower corporate action fees and lower net interest revenue. The sequential increase primarily reflects higher corporate action activity, the impact of higher equity values on employee stock option plans, and higher net interest revenue, driven by higher deposit levels.

•

Noninterest expense (excluding amortization of intangible assets) increased 8% year-over-year and 13% sequentially. Both increases reflected higher professional, legal and other purchased services expense, subcustodian expenses and the anticipated settlement of a withholding tax matter with the Internal Revenue Service.

•	50% non-U.S. revenue in 4Q10 vs. 43% in 4Q09.

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BNY Mellon 4Q10 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

(dollar amounts in millions,	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
unless otherwise noted)						4Q09	3Q10
Revenue:
Securities servicing fees – clearing services	$219	$227	$240	$251	$275	26%	10%
Other	45	44	36	42	37	(18)	(12)
Total fee and other revenue	264	271	276	293	312	18	6
Net interest revenue	90	95	93	90	90	—	—
Total revenue	354	366	369	383	402	14	5
Noninterest expense (ex. amortization of intangible assets)	241	255	270	279	305	27	9
Income before taxes (ex. amortization of intangible assets)	113	111	99	104	97	(14)	(7)
Amortization of intangible assets	7	6	7	8	8	14	—
Income before taxes	$106	$105	$92	$96	$89	(16)%	(7)%

Pre-tax operating margin	30%	29%	25%	25%	22%
Pre-tax operating margin (ex. amortization of intangible assets)	32%	30%	27%	27%	24%

Average active accounts (in thousands)	4,758	4,811	4,896	4,929	4,967	4%	1%
Average margin loans	$4,651	$5,229	$5,775	$6,261	$6,281	35%	—%
Average payables to customers and broker-dealers	$6,476	$6,372	$6,593	$6,888	$5,864	(9)%	(15)%

KEY POINTS

•

Total fee and other revenue increased 18% compared to 4Q09 and 6% (unannualized) sequentially. The year-over-year increase resulted from the impact of the GIS acquisition, strong growth in mutual fund assets and positions, higher market values and new business, including the first phase of the conversion of a large global wealth management firm. The sequential increase resulted from increased daily average revenue trades, higher market values and new business.

•

Noninterest expense (excluding amortization of intangible assets) increased 27% compared to 4Q09 and 9% (unannualized) sequentially. The year-over-year increase was impacted by the GIS acquisition. The year-over-year and sequential increases resulted from the full-year impact of adjusting compensation to market levels and from new business conversions, including the first phase of the conversion of a large global wealth management firm. We expect to complete the final phase of this conversion in the first quarter of 2011, and that the revenue related to this new business will exceed expenses in the second quarter of 2011.

Page - 16

BNY Mellon 4Q10 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

(dollar amounts in millions)	4Q09	1Q10	2Q10	3Q10	4Q10	4Q10 vs.
						4Q09	3Q10
Revenue:
Treasury services	$130	$127	$121	$127	$125	(4)%	(2)%
Other	92	98	75	87	81	(12)	(7)
Total fee and other revenue	222	225	196	214	206	(7)	(4)
Net interest revenue	148	176	161	148	147	(1)	(1)
Total revenue	370	401	357	362	353	(5)	(2)
Noninterest expense (ex. amortization of intangible assets)	187	182	188	188	188	1	—
Income before taxes (ex. amortization of intangible assets)	183	219	169	174	165	(10)	(5)
Amortization of intangible assets	6	6	5	6	6	—	—
Income before taxes	$177	$213	$164	$168	$159	(10)%	(5)%

Pre-tax operating margin	48%	53%	46%	47%	45%
Pre-tax operating margin (ex. amortization of intangible assets)	50%	55%	47%	48%	47%

Average loans	$10,982	$10,436	$10,290	$9,885	$9,450	(14)%	(4)%
Average deposits	$22,138	$22,257	$22,209	$21,912	$23,235	5%	6%

KEY POINTS

•	Total fee and other revenue decreased 7% year-over-year and 4% (unannualized) sequentially. Both decreases reflect lower global payment fees and lower financing-related fees.

•

Net interest revenue decreased 1% year-over-year and 1% (unannualized) sequentially. Both decreases are primarily related to lower average loan balances reflecting our strategy to reduce targeted risk exposure, partially offset by higher deposit volumes and spreads. The decrease year-over-year was also partially offset by the higher yield related to the restructured investment securities portfolio.

•

Noninterest expense (excluding amortization of intangible assets) increased 1% year-over-year and was unchanged sequentially. The increase year-over-year was driven by the GIS acquisition, primarily offset by strong expense control.

Page - 17

BNY Mellon 4Q10 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions)	4Q09	1Q10	2Q10	3Q10	4Q10
Revenue:
Fee and other revenue	$52	$143	$61	$13	$62
Net interest revenue (expense)	29	(23)	(21)	4	(28)
Total revenue	81	120	40	17	34
Provision for credit losses	64	35	20	(22)	(24)
Noninterest expense (ex. special litigation reserves, amortization of intangible assets, M&I expenses and restructuring charges)	152	119	66	138	161
Income (loss) before taxes (ex. special litigation reserves, amortization of intangible assets, M&I expenses and restructuring charges)	(135)	(34)	(46)	(99)	(103)
Special litigation reserves	N/A	164	N/A	N/A	N/A
Amortization of intangible assets	1	—	1	(1)	2
M&I expenses	52	26	14	56	43
Restructuring charges	139	7	(15)	15	21
Income (loss) before taxes	$(327)	$(231)	$(46)	$(169)	$(169)

N/A – Not applicable.

KEY POINTS

•

Total fee and other revenue increased $10 million compared to 4Q09 and increased $49 million compared to 3Q10. The increase year-over-year and sequentially primarily reflects an improvement in fixed-income and trading derivatives.

•

Noninterest expense (excluding amortization of intangible assets, M&I expenses and restructuring charges) increased $9 million compared to 4Q09 and $23 million sequentially. The sequential increase primarily reflects the write-off of equipment and a seasonal increase in marketing and donations.

Page - 18

BNY Mellon 4Q10 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains and noncontrolling interests related to consolidated asset management funds and expense measures excluding items, such as merger and integration (“M&I”) expenses, amortization of intangible assets expenses, special litigation reserves taken in the first quarter of 2010; and measures which utilize net income excluding tax items such as the discrete tax benefits related to a tax loss on mortgages. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of GIS and BAS in the third quarter of 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains, BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other group of businesses. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interest related to the consolidation of certain assets management funds permits investors to view revenue on a basis consistent with prior periods. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding the discrete tax benefits related to a tax loss on mortgages permits investors to calculate the tax impact of BNY Mellon’s primary businesses. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

Page - 19

BNY Mellon 4Q10 Quarterly Earnings Review

In this Earnings Review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

•	Revenue: Net securities gains and income from consolidated asset management funds, net of noncontrolling interest.
•	Noninterest expense: Special litigation reserves taken in the first quarter of 2010, M&I expenses, amortization of intangible assets and restructuring charges.
•	Earnings per share: net securities gains, restructuring charges, M&I expenses, and discrete tax benefits.

Reconciliation of net income (loss) and EPS – GAAP to Non-GAAP	4Q09		4Q10
(in millions, except per common share amounts)	Net income	EPS (a)	Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$593	$0.49	$679	$0.54
Loss from discontinued operations	(119)	(0.10)	(11)	(0.01)
Continuing operations – GAAP	712	0.59	690	0.55
Less: Net securities gains	(31)	(0.03)	N/M	N/M
Add: Restructuring charges	86	0.07	15	0.01
M&I expenses	33	0.03	29	0.02
Discrete tax benefits	(133)	(0.11)	—	—
Net income from continuing operations applicable to common shareholders excluding net securities gains, restructuring charges, M&I expenses and discrete tax benefits – Non-GAAP	667	0.55	734	0.59	(b)
Add: Amortization of intangible assets	66	0.06	72	0.06
Net income from continuing operations applicable to common shareholders excluding net securities gains, restructuring charges, M&I expenses, discrete tax benefits and amortization of intangible assets – Non-GAAP	$733	$0.60 (b)	$806	$0.65
(a)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $6 million in the fourth quarter of 2009 and $6 million in the fourth quarter of 2010.
(b)	Does not foot due to rounding.
N/M	– Not meaningful.

Asset servicing revenue (in millions)			4Q09	3Q10	4Q10
Asset servicing revenue			$650	$870	$914
Less: Securities lending fee revenue			29	38	37
Asset servicing revenue excluding securities lending fee revenue			$621	$832	$877

Asset and wealth management fee revenue	4Q09	3Q10	4Q10	4Q10 vs.
(dollars in millions)				4Q09	3Q10
Asset and wealth management fee revenue	$746	$696	$800	7%	15%
Add: Revenue from consolidated asset management funds, net of noncontrolling interests	—	36	35
Asset and wealth management fee revenue including revenue from consolidated asset management funds, net of noncontrolling interests	$746	$732	$835	12%	14%
Less: Performance fees	59	16	73
Asset and wealth management fee revenue including revenue from consolidated asset management funds, net of noncontrolling interests and performance fees	$687	$716	$762	11%	6%

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BNY Mellon 4Q10 Quarterly Earnings Review

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	4Q09	1Q10	2Q10	3Q10	4Q10
Income from continuing operations before income taxes – GAAP	$672	$884	$1,006	$834	$970
Less: Net securities gains	15	7	13	6	1
Noncontrolling interests of consolidated asset management funds	—	24	33	(12)	14
Add: Special litigation reserves	N/A	164	N/A	N/A	N/A
Restructuring charges	139	7	(15)	15	21
M&I expenses	52	26	14	56	43
Amortization of intangible assets	107	97	98	111	115
Income (loss) from continuing operations before income taxes excluding net securities gains, noncontrolling interests of consolidated asset management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$955	$1,147	$1,057	$1,022	$1,134
Fee and other revenue – GAAP	$2,577	$2,529	$2,555	$2,668	$2,972
Income of consolidated asset management funds – GAAP	—	65	65	37	59
Net interest revenue – GAAP	724	765	722	718	720
Total revenue – GAAP	3,301	3,359	3,342	3,423	3,751
Less: Net securities gains	15	7	13	6	1
Noncontrolling interests of consolidated asset management funds	—	24	33	(12)	14
Total revenue excluding net securities gains and noncontrolling interests of consolidated asset management funds – Non-GAAP	$3,286	$3,328	$3,296	$3,429	$3,736
Pre-tax operating margin (a)	20%	26%	30%	24%	26%
Pre-tax operating margin excluding net securities gains, noncontrolling interests of consolidated asset management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP (a)	29%	34%	32%	30%	30%
(a)	Income (loss) before taxes divided by total revenue.
N/A	– Not applicable.

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BNY Mellon 4Q10 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)	4Q09	1Q10	2Q10	3Q10	4Q10
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$593	$559	$658	$622	$679
Less: Loss from discontinued operations, net of tax	(119)	(42)	(10)	(3)	(11)
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	712	601	668	625	690
Add: Amortization of intangible assets	66	62	60	70	72
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	778	663	728	695	762
Less: Net securities gains	31	5	8	4	—
Add: Special litigation reserves	N/A	98	N/A	N/A	N/A
Restructuring charges	86	5	(9)	8	15
M&I expenses	33	16	9	37	29
Discrete tax benefits	(133)	—	—	—	—
Net income from continuing operations excluding amortization of intangible assets, net securities gains, special litigation reserves, restructuring charges, M&I expenses and discrete tax benefits – Non-GAAP	$733	$777	$720	$736	$806

Average common shareholders’ equity	$28,843	$29,715	$30,462	$31,868	$32,379
Less: Average goodwill	16,291	16,143	16,073	17,798	18,073
Average intangible assets	5,587	5,513	5,421	5,956	5,761
Add: Deferred tax liability – tax deductible goodwill	720	720	746	763	816
Deferred tax liability – non-tax deductible intangible assets	1,680	1,660	1,649	1,634	1,625
Average tangible common shareholders’ equity – Non-GAAP	$9,365	$10,439	$11,363	$10,511	$10,986

Return on common equity – GAAP (a)	9.8%	8.2%	8.8%	7.8%	8.5%
Return on common equity excluding amortization of intangible assets, net securities gains, special litigation reserves, restructuring charges, M&I expenses and discrete tax benefits – Non-GAAP (a)	10.1%	10.6%	9.5%	9.2%	9.9%

Return on tangible common equity – Non-GAAP (a)	33.0%	25.8%	25.7%	26.3%	27.5%
Return on tangible common equity excluding net securities gains, special litigation reserves, restructuring charges, M&I expenses and discrete tax benefits – Non-GAAP (a)	31.1%	30.2%	25.4%	27.8%	29.1%
(a)	Annualized.

N/A – Not applicable.

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BNY Mellon 4Q10 Quarterly Earnings Review

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2009	Sept. 30, 2010	Dec. 31, 2010
Common shareholders’ equity at period end – GAAP	$28,977	$32,153	$32,354
Less: Goodwill	16,249	18,073	18,042
Intangible assets	5,588	5,818	5,696
Add: Deferred tax liability – tax deductible goodwill	720	763	816
Deferred tax liability – non-tax deductible intangible assets	1,680	1,634	1,625
Tangible common shareholders’ equity at period end – Non-GAAP	$9,540	$10,659	$11,057

Total assets at period end – GAAP	$212,224	$254,157	$247,259
Less: Assets of consolidated asset management funds	—	14,605	14,766
Subtotal assets of operations – Non-GAAP	212,224	239,552	232,493
Less: Goodwill	16,249	18,073	18,042
Intangible assets	5,588	5,818	5,696
Cash on deposit with the Federal Reserve and other central banks (a)	7,375	15,750	18,566
Tangible assets of operations at period end – Non-GAAP	$183,012	$199,911	$190,189

Common shareholders’ equity to total assets – GAAP	13.7%	12.7%	13.1%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.2%	5.3%	5.8%

Period end common shares outstanding (in thousands)	1,207,835	1,240,454	1,241,530

Book value per common share	$23.99	$25.92	$26.06
Tangible book value per common share – Non-GAAP	$7.90	$8.59	$8.91
(a) Assigned a zero percent risk weighting by the regulators.
Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Dec. 31, 2009	Sept. 30, 2010	Dec. 31, 2010
Total Tier 1 capital	$12,883	$13,026	$13,598
Less: Trust preferred securities	1,686	1,680	1,676
Total Tier 1 common equity	$11,197	$11,346	$11,922

Total risk-weighted assets	$106,328	$106,362	$101,224

Tier 1 common equity to risk-weighted assets ratio	10.5%	10.7%	11.8%

(a)    On a regulatory basis using Tier 1 capital as determined under BASEL I guidelines.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements on expectations with respect to settlement with the Internal Revenue Service and the statements regarding expectations of revenue and expenses related to a large global wealth management firm. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Jan. 19, 2011 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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